Exhibit 99.1

 OneWater Marine Enters into a Definitive Agreement to Acquire a Majority Interest in Quality Boats
Acquisition cements the Company’s presence on west coast of Florida

Transaction Highlights:

•	Together with OneWater’s previous acquisitions, OneWater will expand market share on Florida’s west coast, currently one of the most attractive boating markets in the country

•	Advances OneWater’s growth strategy and creates significant opportunity to introduce additional offerings to Quality Boat’s large and growing customer base

•	Projected full calendar year 2021 sales of approximately $140 million and EBITDA[1] of $20 million

•	Expected to be immediately accretive to top-line growth, operating margin and earnings per share

BUFORD, GA – December 15, 2021 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) announced today that it has entered into a definitive agreement to acquire a majority interest, in Quality Boats. The transaction will expand the Company’s presence on the west coast of Florida and enhances new and pre-owned boat sales and parts and services offerings. For the full calendar year 2021, Quality Boats is expected to generate approximately $140 million in sales and $20 million in EBITDA1. The transaction is expected to be immediately accretive to OneWater.

“We could not be more excited to welcome the Quality Boats team into the OneWater family. Their significant presence in one of the hottest boating markets in the US and commitment to quality are just a few of the reasons why Quality Boats is an award-winning dealership group and a fantastic fit for the OneWater family,” said Austin Singleton, Chief Executive Officer for OneWater. “I am personally thrilled to welcome my long-time friends, Dave and Dan Bair, to the OneWater team, and look forward to the exciting future of our company.”

 “Growing up in Clearwater, FL, I have always seen Quality Boats as a well respected and fierce competitor in the market place,” said Anthony Aisquith, Chief Operating Officer of OneWater. “Their reputation for taking care of customers by their well trained sales and service teams is second to none. Dave and Dan Bair are fantastic operators, and are very highly regarded as leaders within the marine industry. I am excited to be working with long-time friends and eager to see the possibilities that our combined operations will generate in the future.”

Quality Boats’ many accolades include the National Marine Manufacturers Association distinction as one of the top dealers in the world in overall customer satisfaction. In addition, Quality Boats was named Boating Industry’s number one dealer in both 2020 and 2019. It is also the leading dealer for many of its premier brands for the 2021 model year, including:

•	Number one Grady White dealer worldwide;
•	Number one single dealer for Pursuit worldwide;
•	Number two single Regal dealer worldwide; and,
•	Number two single Tiara dealer worldwide.

1 See "Non-GAAP Financial Measures" at the end of this release for a discussion of EBITDA. We have not provided a reconciliation of EBITDA projections to their corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration and transaction costs. Accordingly, a reconciliation of forward looking EBITDA is not available without unreasonable efforts.

Dave Bair, co-owner of Quality Boats, said, “We are equally as thrilled to be joining the OneWater family, a dealership group we have admired for many years. This is an exciting time in the marine industry, and we are proud to combine forces with OneWater to further expand on the goals and vision our father established nearly 50 years ago.”

Family-owned and operated since its founding by Ted Bair in 1973, Quality Boats operates four locations on the west coast of Florida including Clearwater, Clearwater Beach, Sarasota and Englewood. Quality Boat’s premier service offering includes factory authorized and trained technicians and top notch facilities. It operates a strategic waterfront service department on the Gulf side of Clearwater, offering customers a convenient and efficient service experience. Quality Boat’s is an exclusive authorized dealer for premier boating brands, including Grady-White, Pursuit, Regal, Tiara, Crevalle and Sea Pro.

The transaction is expected to close in the next 90 days, and is subject to usual and customary closing conditions. OneWater is anticipated to acquire an 80% interest in Quality Boats, while the Sellers, David and Dan Bair, will retain the remaining interest. OneWater has obtained an option to acquire the remaining 20% interest at a stated price, and at its sole discretion, for a period of five years.

Non-GAAP Financial Measures

This press release contains EBITDA, a non-GAAP financial measure. We define EBITDA as net income (loss) before interest expense – other, income tax expense, depreciation and amortization and other (income) expense. This measure should not be construed as an alternative to any other measure of performance determined in accordance with GAAP. Because non-GAAP financial measures may be defined differently by other companies, our definition of such non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. We have not reconciled EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration and transaction costs. Accordingly, a reconciliation of forward looking EBITDA is not available without unreasonable effort.

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 71 stores throughout 10 different states, seven of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings, loss per share or earnings before interest, taxes, depreciation and amortization (EBITDA). In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, decline in demand for our products and services, restrictions on the availability of inventory, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.